SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2003
(Date of report)

PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

000-22833
(Commission File Number)

90-0013185
(IRS Employer ID)

1600 Adams Drive
Menlo Park, California 94025
(Address of Principal Executive Offices)

(650) 688-5990
(Registrant's telephone number, including area code)

ITEM 4. Change in Registrant's Certifying Accountant

Pacific Systems Control Technology International Corporation ("Pacific Systems") dismissed its independent public accountant, Moss Adams LLP, effective as of February 26, 2003. The Company's Board of Directors approved such decision. Moss Adams LLP's report for the 12-month period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, except for going concern, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during such period and the subsequent interim period preceding February 26, 2003, there were no disagreements with Moss Adams LLP within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams LLP, would have caused him to make reference in connection with his opinion to the subject matter of the disagreement in connection with any report he might have issued.

On February 26, 2003, Pacific Systems engaged Kabani & Company, Inc. as its independent public accountants. Pacific Systems has not previously consulted with Kabani & Company, Inc. regarding any matter, including but not limited to:

* the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

* any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 7. Exhibits

1. Letter from Moss Adams LLP, dated March 3, 2003.

[remainder intentionally blank]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.

/s/ Licheng Wang
Licheng Wang
Chairman of the Board of Directors

Dated: March 3, 2003

Exhibit 1

MOSS ADAMS LLP
One California, 4th Floor
San Francisco, CA 94111

March 3, 2003

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    PACIFIC SYSTEMS CONTROL TECHNOLOGY, INC.
         SEC file No. 000-22833

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated March 3, 2003 for Pacific Systems Control Technology, Inc. and are in agreement with the statements contained in the first paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ MOSS ADAMS LLP

Moss Adams LLP